UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021 (June 3, 2021)

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 3, 2021, the stockholders of Applied Therapeutics, Inc. (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected two Class II directors, who comprise all the directors of such class, to serve until the 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. The numbers of shares that voted for the election of such directors, withheld authority to vote for such directors and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joel Marcus	13,519,599	6,585,982	2,906,720
Jay Skyler, M.D.	15,564,082	4,541,499	2,906,720

2.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the appointment of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
22,941,598	70,294	409

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: June 4, 2021	By:	/s/ Charles Silberstein
	Name:	Charles Silberstein, M.D.
	Title:	Chief Financial Officer